VSOURCE,  INC.
                             2000 STOCK OPTION PLAN
                              Adopted July 7, 2000



     1.     PURPOSES.
            --------

            (a) The purpose of the Vsource, Inc. 2000 Stock Option Plan (the "PLAN") is to provide a means by which Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options and (ii) Nonstatutory Stock Options as defined below.

            (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

            (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be Options granted pursuant to Section 6 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6. A separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

     2.     DEFINITIONS.
            -----------

            (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

            (b)   "BOARD"  means  the  Board  of  Directors  of  the  Company.

            (c)   "CODE"  means  the  Internal Revenue Code of 1986, as amended.

            (d)   "COMMITTEE"  is  defined  in  Section  3(c)  of  this  Plan.

            (e)   "COMPANY"  means  Vsource,  Inc.,  a  Nevada  corporation.


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            (f)   "CONSULTANT"  means  any person, including an advisor, engaged by the Company or an Affiliate to render, and who does render, bonafide services other than in connection with the offer and sale of securities in a capital-raising transaction, and who is compensated for such services; and to the extent the Company is seeking to grant an Option pursuant hereto under an exemption from registration under Rule 701 promulgated under the Securities Act, the term "Consultant" shall be limited to natural persons for so long as that is a requirement under such Rule 701.

            (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

            (h)   "DIRECTOR"  means  a  member  of  the  Board.

            (i) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

            (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director or Consultant nor payment of a director's fee or Consultant's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (l) "FAIR MARKET VALUE" means, as of any date, the fair market value of the common stock of the Company as determined in good faith by the Board. At such time as the common stock of the Company is traded on an exchange or nationally recognized trading system, the fair market value of the Company's stock will be based on the prices at which the stock is traded in that market.


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            (m)   "INCENTIVE  STOCK  OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (n) "NON-EMPLOYEE DIRECTOR" means a Director who is not currently an Officer or otherwise employed by the Company or a parent or subsidiary of the Company, does not receive compensation directly or indirectly from the Company, its parent or any subsidiary, for services as a consultant or in any other capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission; does not possess an interest in any other transaction for which disclosure would be required pursuant to said Item 404(a) of Regulation S-K; and is not engaged in a business relationship for which disclosure would be required pursuant to said Item 404(b) of Regulation S-K.

            (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

            (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (q)   "OPTION"  means  a  stock option granted pursuant to the Plan.

            (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (s) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

            (t)   "PLAN"  means  this  Vsource,  Inc.  2000  Stock  Option Plan.

            (u) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

            (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.


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     3.     ADMINISTRATION
            --------------

            (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

            (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; whether an Option will be granted as an Incentive Stock Option or a Nonstatutory Stock Option or any combination of the two; when and how Options shall be granted; the provisions of each Option Agreement (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which Options shall be granted to each such person.

                  (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3)  To  amend  the  Plan  as  provided  in  Section  14.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

            (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "COMMITTEE"), all of the members of which Committee shall be Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, and notwithstanding anything to the contrary herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.


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
     4.     SHARES  SUBJECT  TO  THE  PLAN.
            ------------------------------

            (a) Subject to the provisions of Section 11 relating to adjustments upon changes in the common stock of the Company, the stock that may be issued pursuant to Options granted hereunder shall be common stock of the Company and shall not exceed in the aggregate the lesser of (i) seven hundred ninety five thousand (795,000) shares of the Company's common stock, and (if applicable) (ii) that number of shares that when added to the total number of shares called for under any other stock bonus or similar plan of the Company would equal 30% of outstanding shares of the Company (with convertible preferred or convertible senior shares being counted on an as-converted basis), as calculated in accordance with the conditions and exclusions of Title 10,
Section 260.140.45 of the California Code of Regulations, based upon the shares of the Company which are outstanding at the time the calculation is made. Subject to such overall limitation, shares of stock may be issued up to such maximum number pursuant to any type or types of Options granted.

            (b) The stock subject to the Plan shall be authorized but unissued shares of Common Stock whether or not they are reacquired shares, bought on the market or otherwise.

     5.     ELIGIBILITY.
            -----------

            (a) Incentive Stock Options may be granted only to Employees. Options other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

            (b) A Director shall not be eligible for the benefits of the Plan if at the time discretion is exercised in (i) the selection of the Director as a person to whom Options may be granted, or (ii) the determination of the number of shares which may be covered by an Option granted to the Director, the Plan or particular Options otherwise would not comply with the requirements of Rule 16b-3. The Board or Committee (as the case may be) shall comply with the requirements of Rule 16b-3 in administering the Plan. This subsection 5(b) shall not apply (1) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (2) if the Board or Committee expressly declares that it shall not apply.


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
            (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price in respect of the stock which is the subject of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     6.     OPTION  PROVISIONS.
            ------------------

            Each Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options and Option Agreements need not be identical, but subject to the other provisions of the Plan, each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

            (a)   Term.  No  Option shall be exercisable after the expiration of
                  ----
ten  (10)  years  from  the  date  it  was  granted.

            (b)   Exercise  Price.  The  exercise  price of each Incentive Stock
                  ---------------
Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock that is the subject of the Option on the date the Option is granted; provided, however, if the Optionee owns (or is deemed to own pursuant
          --------   -------
to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any of its Affiliates), the exercise price of the Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock that is the subject of the Option on the date the Option is granted. To the extent that when issuing Nonstatutory Stock Options the Company relies on the exemption from registration provided by Section 25102(o) of the California Corporations Code, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock that is the subject of the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies shall be 110% of the Fair Market Value of the stock the subject of the Nonstatutory Option.

            (c)   Consideration.  The  exercise price of stock acquired pursuant
                  -------------
to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee (such discretion being exercised either at the time of the grant or exercise of the Option) (A) by delivery to the Company of other common stock of the Company (provided that in the case of an Incentive Stock Option, the stock must have been held for the period required by Code Section 422(a)(1)), or (B) in any other form of legal consideration that may be acceptable to the Board.


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
            (d)   Method  of  Exercise.  Stock Options may be exercised in whole
                  --------------------
or in part, by giving written notice of exercise to the Company in accordance with the Stock Option Agreement pursuant to which they were granted.

            (e)   Nontransferability.  An  Option  shall  not  be  transferable
                  ------------------
except by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (or "settlor"); except that to the extent federal and state exemptions from registration are available, Nonstatutory Stock Options also shall be transferable by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e), or as may otherwise be allowed by Title 10, Section 260.140.41 of the California Code of Regulations or any successor regulation. Except as provided in Section 6(j) below, Options shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

            (f)   Vesting.  The  total  number  of shares of stock subject to an
                  -------
Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("VEST") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares as to which an Option Agreement may be exercised.

            (g)   Securities  Law  Compliance.  The  Company  may  require  any
                  ---------------------------
Optionee, or any person to whom an Option is transferred under subsection 6(e), as a condition of exercising any such Option, (1) to give written assurances or
(2) make any representation or warranty satisfactory to the Company, if any, that may be necessary, or deemed appropriate by the Board, in its discretion, to ensure compliance with federal or state securities laws. The representations and warranties may include, without limitation, a representation and warranty that the Option and/or common stock of the Company are being acquired only for investment and without any present intention to sell or distribute such Option or common stock. These requirements, and any assurances, representations or warranties given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.


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
            (h)   Termination  of  Employment  or  Relationship as a Director or
                  --------------------------------------------------------------
Consultant.  In  the  event  an  Optionee's  Continuous  Status  as an Employee,
----------
Director or Consultant terminates (other than for cause or upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than thirty (30) days from the date of such termination, nor in the case of an Incentive Stock Option, more than three (3) months from and after the date of termination), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If an Optionee's Continuous Status as an Employee, Director or Consultant terminates for cause, then the Option shall terminate immediately upon such termination for cause. If, at the date of termination described in this subsection 6(h), the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination described in this subsection 6(h), the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

            (i)   Disability of Optionee.  In the event an Optionee's Continuous
                  ----------------------
Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than six (6) months from the date of such termination, nor more than one
(1) year from and after such termination), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination described in this subsection 6(h), the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination described in this subsection 6(i), the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.


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
            (j)   Death  of Optionee.  In the event of the death of an Optionee,
                  ------------------
the Option may be exercised, at any time within such period as is determined by the Board (which period shall not be less than six (6) months following the date of death) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

            (k)   Re-Load Options.  Without in any way limiting the authority of
                  ---------------
the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "RE-LOAD OPTION") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock of the Company in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date the Re-Load Option is granted or, in the case of a Re-Load Option which is granted to a ten percent (10%) shareholder (as described in subparagraph 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date the Re-Load Option is granted.

            Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 16(c) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subparagraph 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.


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     7.     CANCELLATION  AND  RE-GRANT  OF  OPTIONS.
            ----------------------------------------

          The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options,
(i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share which complies with the provisions of Section 6(b) hereof on the new grant date.

      8.    TAX  WITHHOLDING
            ----------------

            (a)   Payment by Participant.  Each participant shall, no later than
                  ----------------------
the date as of which the value of an Option granted hereunder, or of any stock or other amounts received thereunder, first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board or Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any compensation or other payment of any kind otherwise due to the participant.

            (b)   Payment in Cash or Stock.  To the extent provided by the terms
                  ------------------------
of an Option Agreement, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold such amounts from any compensation or other payments due to the Optionee; (3) authorizing the Company to withhold from shares of stock to be issued pursuant to any exercise of an Option granted hereunder a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; or (4) transferring to the Company shares of stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

     9.     RESERVATION  OF SHARES.  During the terms of the Option  Agreements,
            ----------------------
the Company shall keep available at all times the number of shares of stock required to satisfy such Options granted hereunder up to the number of shares of stock authorized under the Plan.


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
     10.    USE  OF  PROCEEDS  FROM  STOCK.  Proceeds  from  the  sale of stock
            ------------------------------
pursuant  to the exercise Options shall constitute general funds of the Company.

     11.    ADJUSTMENTS  UPON  CHANGES  IN  STOCK.
            -------------------------------------

            (a)   Changes  in Stock.  If any change is made in the stock subject
                  -----------------
to the Plan, or subject to any Option Agreement (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other corporate transaction within the meaning of Section 1.425-1(a)(i)(ii) of the Treasury Regulations), the Plan and outstanding Options will be appropriately and proportionately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

            (b)   Certain  Mergers  or  Consolidations.  In the event of:  (1) a
                  ------------------------------------
merger  or  consolidation in which the Company is not the surviving corporation;
(2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 50% or more of the combined voting power of all the voting securities of the Company (a "Change of Control"), then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses or is not permitted under applicable law to assume or continue such Options, or to substitute similar awards for those outstanding under the Plan, then (x) the vesting date of all unexercised Options shall accelerate automatically to the business day that is thirty (30) days preceding the effective date of the merger or consolidation and (y) the Options shall be terminated if not exercised in accordance with the terms of the Plan during the 30-day period prior to such merger or consolidation; provided, however, that in the event of a Change of Control, then the holders of unexercised Options shall have fifteen (15) days from the date of such Change of Control to exercise such Options, after which time such Options shall be terminated. If the unexercised Options are assumed by the surviving corporation, then any Options so assumed shall be immediately exercisable and fully vested (whether or not such Options were by their terms then exercisable).

            (c)   Liquidation.  In  the event of a dissolution or liquidation of
                  -----------
the Company, any Options outstanding under the Plan shall terminate if not exercised in accordance with the terms of the Plan prior to such event.



     12.    SECURITIES  LAW  COMPLIANCE.
            ---------------------------

            (a)   Regulatory  Approvals.  No  Options  will  be  granted  or  be
                  ---------------------
exercisable under the Plan until there has been compliance with all applicable requirements of the Securities Act, the California Corporate Securities Act of 1968, as amended, and any other requirement of law or of any regulatory body with jurisdiction over such issuance and delivery, including without limitation, and if applicable, Section 25102(o) of the California Corporations Code, and if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

            (b)   No  Issuances  or  Exercise  Until  Compliance  is Shown.  The
                  --------------------------------------------------------
Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required, if any, to issue and sell shares of stock under the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

            (c)   Exemptions.  As  provided  in  subsection (b) above, an Option
                  ----------
may be issued only to the extent that the granting of such Option or the exercise of such Option will qualify for an exemption from the Securities Act.


            (d)   Rule 16b-3.  From and after the date of the first registration
                  ----------
of an equity security of the Company under Section 12 of the Exchange Act, Options shall be issued, to the extent possible, so as to qualify the transaction for an exemption under Rule 16b-3.

     13.    LEGENDS  ON OPTIONS AND STOCK CERTIFICATES.  Each Option Agreement,
            ------------------------------------------
and each certificate representing common stock of the Company acquired upon exercise of an Option, shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the Option Agreement and/or the certificate. The determination of which legends, if any, shall be placed upon Option Agreements and/or the certificates representing the stock to be issued upon exercise of the Option shall be made by the Board in its sole discretion and such decision shall be final and binding.

     14.    AMENDMENT,  TERMINATION  OR  SUSPENSION  OF  THE  PLAN.
            ------------------------------------------------------

            (a)   Amendment,  Termination  or  Suspension.  The Board may amend,
                  ---------------------------------------
suspend or terminate the Plan at any time. To the extent necessary or desirable to comply with Rule 16b-3, the Code, or any applicable law or regulation, the Company shall obtain Shareholder approval of any amendment of the Plan. Unless sooner terminated, the Plan shall terminate ten years from the earlier of the date the Plan is adopted by the Board and the date the Plan is approved by the shareholders of the Company. No Option may be granted under the Plan while the Plan is suspended or after it is terminated.

            (b)   Then  Outstanding  Options.  Rights  and obligations under any
                  --------------------------
Option granted while the Plan is in effect shall not, except as otherwise expressly provided by the terms of the Plan, be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

     15.    INDEMNIFICATION.  In  addition  to  such  other  rights  of
            ---------------
indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 15 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided, that upon the institution of any such action, suit or proceeding, a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend on his own behalf.

     16.    MISCELLANEOUS.
            -------------

            (a)   No  Shareholder Rights.  Neither an Optionee nor any person to
                  ----------------------
whom an Option is transferred under subsection 6(e) shall be deemed to be the holder CommentCommentBlock protect turned off hereof, or to have any of the rights or privileges of a holder with respect to, any common stock issuable upon exercise of such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms and certificates representing such common stock shall have been issued and delivered notwithstanding exercise of the Option. No adjustment will be made for a dividend or other rights where the record date is prior to the date such stock certificates are issued, except as provided in Section 11.

            (b)   No  Rights to Continued Employment or Relationship as Director
                  --------------------------------------------------------------
or  Consultant.  Nothing  in  the Plan or any instrument executed or Stock Award
--------------
granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, or the relationship as a Director or Consultant of any Director or Consultant, with or without cause.

            (c)   Maximum Number of Incentive Stock Options.  To the extent that
                  -----------------------------------------
the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

            (d)   Availability  of Plan.  A copy of this Plan shall be delivered
                  ---------------------
by the Secretary of the Company to any eligible person making reasonable inquiry concerning the Plan.

            (e)   Governing  Law.  This  Plan  and  all actions taken thereunder
                  --------------
shall be governed by California law, applied without regard to conflict of law principles.

            (f)   Financial  Statements.  Throughout the term of any Option, the
                  ---------------------
Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Option, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

     17.    EFFECTIVE  DATE  OF  PLAN.  The  Plan  shall  become  effective  as
            -------------------------
determined by the Board, but only after the date the shareholders of the Company approve the Plan, by vote or written consent, which approval must be within twelve (12) months after the Plan has been adopted by the Board.

            Date  Plan  Adopted  by  the  Board:  July  7,  2000